UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:

July 12, 2006

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Election of Director.

On July 10, 2006, the Board of Directors of Mattel, Inc. (“Mattel”) elected Frances Daly Fergusson, Ph.D. as a new director of Mattel. The Board of Directors specified that its actions will be effective on September 15, 2006; accordingly, on such date, the Board of Directors will be increased in size from eleven to twelve directors and Dr. Fergusson will join Mattel’s Board of Directors.

Dr. Fergusson, 62, served as President of Vassar College from 1986 through June 2006. Prior to that, she served as Provost and Vice President for Academic Affairs at Bucknell University from 1982 to 1986. Prior to that, she held the following positions with the University of Massachusetts at Boston: Assistant Chancellor (1980 to 1982) and Associate Professor of Art (1975 to 1980). Dr. Fergusson is a member of the executive committee of HSBC USA and chairs its Compensation and Succession Committee, and she is a director of Wyeth Pharmaceuticals. She also serves as a member of the Board of Overseers of Harvard University, a fellow of the American Academy of Arts and Sciences, a member of the Board of Directors of the Foreign Policy Association and a trustee of the National Humanities Center and the Isamu Noguchi Foundation.

When Dr. Fergusson joins Mattel’s Board of Directors, she will also be joining the Capital Allocation Committee of Mattel’s Board of Directors.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

On July 10, 2006, Mattel issued a press release regarding the election of Dr. Fergusson to Mattel’s Board of Directors, a copy of which is furnished as Exhibit 99.0 hereto. This exhibit is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(a) Financial statements of businesses acquired: None

(b) Pro forma financial information: None

(c) Exhibits:

This exhibit is furnished pursuant to Item 7.01 hereof and should not be deemed to be “filed” under the Securities Exchange Act of 1934.

Exhibit No.	Exhibit Description
99.0	Press release dated July 10, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/s/ Robert Normile
Robert Normile Senior Vice President, General Counsel and Secretary

Dated: July 12, 2006

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